Exhibit 99.3

The W Group, Inc.

Consolidated Financial Statements

CONTENTS

Unaudited Consolidated Balance Sheets of The W Group, Inc. as of March 31, 2011 and December 31, 2010

Unaudited Consolidated Statements of Operations of The W Group, Inc. for the three months ended March 31, 2011 and 2010

Unaudited Consolidated Statements of Stockholders’ Equity of The W Group, Inc. for the three months ended March 31, 2011

Unaudited Consolidated Statements of Cash Flows of The W Group, Inc. for the three months ended March 31, 2011 and 2010

The W Group, Inc. Notes to Consolidated Financial Statements

The W Group, Inc.

Unaudited Consolidated Balance Sheets

As of March 31, 2011 and December 31, 2010

(Dollar amounts in thousands except per share amounts)

	March 31, 2011	December 31, 2010

ASSETS
CURRENT ASSETS
Cash	$—	$—
Accounts receivable, net	18,506	16,282
Inventories	30,688	32,168
Prepaid and other	1,028	1,028
Deferred income taxes	755	687

Total current assets	50,977	50,165

PROPERTY AND EQUIPMENT, NET	2,826	2,883
OTHER NONCURRENT ASSETS	3,245	2,305

TOTAL ASSETS	$57,048	$55,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$228	$529
Income taxes payable	1,301	619
Current maturities of long-term debt and capital lease obligations	2,159	2,226
Line of credit	20,964	21,633
Accounts payable	18,288	16,681
Accrued liabilities	2,103	2,211

Total current liabilities	45,043	43,899

LONG-TERM OBLIGATIONS
Deferred revenue	189	189
Deferred income taxes	222	233
Long-term debt and capital lease obligations, net of current maturities	5,177	5,676

TOTAL LIABILITIES	50,631	49,997

Contingencies and Commitments

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value: 3,500,000 shares authorized; 1,444,444 shares issued and outstanding	—	—
Additional paid-in capital	7	7
Retained earnings	6,410	5,349

	6,417	5,356

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,048	$55,353

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Unaudited Consolidated Statements of Operations

For the three months ended March 31, 2011 and 2010

(Dollar amounts in thousands)

	March 31, 2011	March 31, 2010

Net sales	$31,353	$19,629
Cost of sales	25,374	16,575

Gross profit	5,979	3,054

Operating expenses
Engineering	992	714
Selling and service	1,392	1,171
General and administrative	1,302	725

Operating expenses	3,686	2,610

Operating income	2,293	444

Interest expense	629	512

Income (loss) before income taxes	1,664	(68)

Income tax provision (benefit)	603	(13)

Net income (loss)	$1,061	$(55)

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Unaudited Consolidated Statements of Stockholders’ Equity

March 31, 2011

(Dollar amounts in thousands)

	Common Stock	Additional paid-in capital	Retained earnings	Total stockholders’ equity
Balance at December 31, 2010	$—	$7	$5,349	$5,356
Net income	—	—	1,061	1,061

Balance at March 31, 2011	$—	$7	$6,410	$6,417

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Unaudited Consolidated Statements of Cash Flows

Three months ended March 31, 2011 and 2010

(Dollar amounts in thousands)

	March 31, 2011	March 31, 2010
Cash flows from operating activities
Net income (loss)	$1,061	$(55)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(79)	45
Depreciation	181	199
Increase (decrease) in trade receivable allowances	64	(6)

(Increase) decrease in assets
Accounts receivable	(2,288)	16,708
Other receivables	—	—
Inventories	1,480	95
Prepaid and other	—	(538)
Other assets	(154)	374

Increase (decrease) in liabilities
Income taxes payable	682	(627)
Accounts payable	1,364	(12,318)
Accrued liabilities	(108)	(161)
Deferred revenue	—	—

Net cash provided by operating activities	2,203	3,716

Cash flows from investing activities
Purchases of property, plant and equipment and other	(314)	(152)
Increase in cash surrender value of life insurance	—	—

Net cash used in investing activities	(314)	(152)

Cash flows from financing activities
Decrease in cash overdraft	(301)	(531)
Net change in line of credit	(669)	(2,620)
Proceeds from long-term debt	43	52
Payments on long-term debt and capital lease obligations	(609)	(465)
Cash paid for financing fees	(353)	—

Net cash used in financing activities	(1,889)	(3,564)

Change in cash	—	—
Cash at beginning of year	—	—

Cash at end of year	$—	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$580	$453

Cash paid for income taxes	$—	$570

Supplemental disclosure of noncash transactions
Deferred Financing Fees	$245	$—

Dividends	$224	$—

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Notes to Consolidated Financial Statements

As of and for the three months ended March 31, 2011 and 2010

(Unaudited)

(Dollar amounts in thousands)

1.	Interim financial statements

The unaudited consolidated financial statements presented in this report include the accounts of The W Group, Inc. (“The W Group” or the “Company”) and its wholly-owned subsidiaries, Power Production, Inc., Power Great Lakes, Inc., Power Solutions, Inc., Power Global Solutions, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., XISync, LLC, PSI International, LLC, and Power Properties, L.L.C. Collectively, these entities produce and distribute off-highway industrial engines and provide aftermarket support for the industrial engine market. All intercompany balances and transactions have been eliminated in the consolidation.

The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim financial statements. Accordingly, certain information related to the Company’s significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) has been condensed or omitted. These unaudited consolidated financial statements reflect, in the opinion of management, all material adjustments necessary to fairly state, in all material respects, the Company’s financial position, results of operations and cash flows for the periods presented.

The preparation of consolidated financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Operating results for interim periods are not necessarily indicative of the results that can be expected for any subsequent interim period or for a full year. These interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2010.

2.	Summary of significant accounting policies

Revenue recognition

The W Group recognizes revenue upon transfer of title and risk of loss, which is when products are shipped, provided there is persuasive evidence of an arrangement, the sales price is fixed or determinable and management believes collectability is reasonably assured. At the request of a customer, the Company may enter into a bill and hold arrangement, whereby the Company will recognize a sale under the same terms and conditions as any other sale, except that the products are held by the Company until the customer initiates the shipment of the product from the Company’s premises. Transfer of title and risk of loss pass to the customer at the time the bill and hold sale is recognized. Any product that has been sold under a bill and hold arrangement is segregated from the Company’s owned inventory.

The Company’s returned goods from customers are nominal.

The Company classifies shipping and handling charges billed to customers as revenue. Shipping and handling costs paid to others are classified as a component of cost of sales when incurred.

Inventories

Inventory consists primarily of engines and parts. Engines are valued at the lower of cost plus estimated freight-in, as determined by specific serial number identification or market value. Parts are valued at the lower of cost (first-in, first-out) plus freight-in, or market value. The components of inventory were as follows:

	March 31, 2011	December 31, 2010

Raw material	$26,371	$26,156
Finished	4,317	6,012

Total	$30,688	$32,168

When necessary, the Company writes down the valuation of its inventory in an amount equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

Fair value of financial instruments

The Company’s financial instruments include accounts receivable, accounts payable, letters of credit, notes payable and capital lease obligations. The carrying amounts of accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying value of the line of credit, notes payable and capital lease obligations approximate fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities and the Company’s credit rating had not changed significantly since the origination of its line of credit, notes payable or capital lease obligations.

New accounting pronouncements

Revenue Recognition— In September 2009, the FASB reached a consensus on Accounting Standards Update (ASU) No. 2009-13, “Revenue Recognition (Topic No. 605)—Multiple-Deliverable Revenue Arrangements,” (ASU 2009-13). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either (i) vendor-specific objective evidence (VSOE) or (ii) third-party evidence (TPE), before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities are required to estimate the selling prices of those elements. Overall arrangement consideration must be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. The application of this standard in the first quarter of 2011 had no material impact on the results of operations for the three months ended March 31, 2011.

3.	Subsequent events

On April 29, 2011, Power Solutions International, Inc. (formerly known as Format, Inc.) (“PSI Inc.”) completed a reverse merger transaction (“Reverse Merger”) in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of PSI Inc., merged with and into The W Group, Inc. The W Group remained as the surviving corporation of the Reverse Merger and became a wholly-owned subsidiary of PSI Inc. Pursuant to the Reverse Merger agreement, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the Reverse Merger converted into, and PSI Inc. issued to the three stockholders of The W Group, an aggregate 10,000,000 shares of PSI Inc. common stock and 95,960.90289 shares of PSI Inc. preferred stock. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) section 805, “Business Combinations” The W Group is considered the accounting acquiror in the Reverse Merger. The W Group is considered the acquiror for accounting purposes, and will account for the transaction as a reverse acquisition, because The W Group’s former stockholders received the greater portion of the voting rights in the combined entity and The W Group’s senior management represents all of the senior management of the combined entity. The Company expects that the acquisition will be accounted for as the recapitalization of The W Group since, at the time of the acquisition, PSI Inc., was a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in PSI Inc.’s consolidated financial statements will be those of The W Group and will be recorded at the historical cost basis of The W Group.

Concurrent with the closing of the Reverse Merger, PSI Inc. and The W Group entered into a purchase agreement (“Private Placement”) whereby PSI Inc. completed the sale of an aggregate of 18,000 shares of PSI Inc. preferred stock together with private placement warrants representing the right to purchase an aggregate of 24,000,000 shares of PSI Inc. common stock, subject to certain limitations on exercise, and also issued a warrant to purchase common stock of PSI Inc. to ROTH Capital Partners, LLC in connection with the Private Placement. The shares of PSI Inc. preferred stock issued in the Private Placement are initially convertible into an aggregate of 48,000,000 shares of PSI Inc. common stock, subject to certain limitations and conditions. In consideration, PSI Inc. and The W Group received proceeds of $18,000 before estimated transaction fees, costs and expenses of approximately $4,800 in connection with the Reverse Merger and Private Placement.

On April 29, 2011, in connection with the closing of the Reverse Merger, PSI Inc. and The W Group entered into a loan and security agreement with Harris, N.A., (“Harris Agreement”) which replaced the existing loan and security agreement that The W Group had with its senior lender (“Prior Credit Agreement”) prior to the closing of the Reverse Merger. Pursuant to the Harris Agreement, among other things, the maximum loan amount was reduced from the maximum loan amount under The W Group’s Prior Credit Agreement to reflect The W Group’s repayment in full of its two previously outstanding term loans under the Prior Credit Agreement and the financial covenants under the Prior Credit Agreement were replaced with a new fixed charge coverage ratio covenant. The Harris Agreement provides for borrowings up to $35.0 million under a Revolving Line of Credit (“Line of Credit”) which is scheduled to mature on April 29, 2014. The Harris Agreement is collateralized by substantially all of the assets of PSI Inc. PSI Inc. is required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio and a limitation on annual capital expenditures. The Harris Agreement also contains customary covenants and restrictions applicable to PSI Inc., including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, the Harris Agreement requires cash accounts to be held with Harris N.A. The cash deposits are swept by Harris N.A. daily and applied against the outstanding Line of Credit.

Under the Harris Agreement: (a) PSI Inc. is a party to the Harris Agreement and pledged all of its shares of The W Group to Harris N.A. as collateral for the line of credit; (b) there are no term loans; (c) the Line of Credit bears interest at Harris’ prime rate (3.25% at March 31, 2011) plus an applicable margin ranging from to 0% to 0.50% or, at PSI Inc.’s option, a portion of the Line of Credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) the limitation on annual capital expenditures was increased from the limitation under The W Group’s Prior Credit Agreement; (e) a maximum quarterly senior debt leverage ratio, which was included in the Prior Credit Agreement, was eliminated; and (f) a fixed charge coverage ratio similar to the fixed charge coverage ratio in the Prior Credit Agreement was included, except that this fixed charge coverage ratio under the Harris Agreement excludes historical debt service on the Term Notes (as discussed below) and certain other one-time expenses.

4.	Other noncurrent assets

Other noncurrent assets include the following:

	March 31, 2011	December 31, 2010

Deferred financing expenses	$1,468	$870
Loan origination fees, net	236	338
Other	1,541	1,097

Total	$3,245	$2,305

Deferred financing expenses primarily consist of professional and consulting fees incurred in connection with the Reverse Merger and Private Placement completed on April 29, 2011 as described in Note 3. These deferred financing expenses will be allocated pro-rata as a direct reduction against equity or immediately expensed based upon the allocation of the proceeds received from the Private Placement.

Loan origination fees included in other assets represented the noncurrent portion of unamortized loan fees associated with the Prior Credit Agreement. The total unamortized loan origination fees were $503 and $558 as of March 31, 2011 and December 31, 2010, the current portion of which is classified in “Prepaid and other” on the balance sheet. As described in Note 3, the Company repaid its debt obligations under the Prior Credit Agreement effective April 29, 2011. Accordingly, the remaining unamortized loan fees associated with the Prior Credit Agreement were written off, effective upon the repayment of the obligations thereunder.

Other includes deferred emission certification costs, deposits and other costs.

5.	Line of credit

The Company’s primary sources of liquidity are cash flows from operations, principally collections of customer accounts receivable and borrowing capacity under its revolving credit facility. The Company’s existing and historical financing arrangements require that cash received by the Company be applied against its revolving line of credit. Accordingly, the Company does not maintain cash or cash equivalents on its balance sheet, but instead funds its operations through borrowings under its revolving line of credit.

The Company’s Prior Credit Agreement provided borrowings up to $29,000, bearing interest at the bank’s prime rate (3.25% at March 31, 2011 and December 31, 2010), plus an applicable margin ranging from 2.25% to 2.50%. At March 31, 2011 and December 31, 2010, the entire outstanding balance of $20,964 and $21,633, respectively, had been designated by the Company to bear interest at LIBOR as allowed under the Prior Credit Agreement. The unused line balance was $8,036 and $7,367 at March 31, 2011 and December 31, 2010, respectively. The interest rate on the line of credit was 5.50% at each of March 31, 2011 and December 31, 2010.

The line of credit under the Prior Credit Agreement was scheduled to mature on July 15, 2013, and was cross-defaulted with Term Notes A and B discussed below and collateralized by substantially all business assets. As discussed in Note 3, the revolving line of credit under the Prior Credit Agreement was repaid in full on April 29, 2011 and replaced with a revolving line of credit under the Harris Agreement as discussed in Note 3.

6.	Long-term debt

Long-term debt consisted of the following:

	March 31, 2011	December 31, 2010

Term Note A	$5,144	$5,638
Term Note B	2,070	2,100
Notes payable	82	86
Capital lease obligations	40	78

	7,336	7,902
Less current maturities	2,159	2,226

Total	$5,177	$5,676

Term Note A had an effective interest rate of 7.5% at March 31, 2011 and December 31, 2010. Term Note B had an effective interest rate of 5.5% at March 31, 2011 and December 31, 2010. As discussed in Note 3, Term Note A and Term Note B were repaid in full on April 29, 2011.

7.	Income taxes

At the end of each interim period, the Company estimates its annual effective tax rate (“ETR”) and applies that rate to its interim earnings. The Company also records the tax impact of certain unusual or infrequently occurring items, including the effects of changes in valuation allowances and tax laws or rates, in the interim period in which they occur.

The computation of the annual estimated ETR at each interim period requires certain estimates and significant judgments, including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in state jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or the tax environment changes.

The Company’s ETR for the three months ended March 31, 2011 was 36.2% compared with 18.8% for the comparable prior year period. The Company’s ETR in 2010 was lower than the Company’s ETR in 2011 as the amount of tax credits expected to be generated and used for 2010 was significantly higher relative to the amount of taxable income generated for the year. In 2011, the Company’s ETR is expected to be higher than the ETR in 2010 as the Company expects that the proportion of credits generated and used will be lower relative to its taxable income for the year.

8.	Dividends

On March 30, 2011, the Company’s Board of Directors approved a dividend of $224 to two of the Company’s stockholders. The dividend was a noncash transaction from previously issued loans to two stockholders. The loans receivable due from the stockholders were classified as an offset of Additional Paid-in Capital on the Company’s balance sheet. The dividends were paid in the form of releasing the two stockholders from the repayment of the loans receivable. Accordingly, no cash was required to be exchanged in connection with the dividend, and there was no effect on stockholders’ equity as the loans receivable had been previously classified as an offset of Additional Paid-in Capital.

9.	Contingencies and commitments

The Company is involved in various legal proceedings arising in the normal course of conducting business. The resolution of such proceedings is not currently expected to have a material effect on the Company’s consolidated results of operations, financial condition or cash flows.